UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

WORLDWIDE ENERGY AND MANUFACTURING  USA, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	77-0423745 (IRS Employer Identification No.)

408 N Canal St., South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 794-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2009, John Ballard resigned as Chief Financial Officer and as a director of Worldwide Energy and Manufacturing USA, Inc. (the “Company”).

On September 25, 2009, Jeff Watson was appointed acting Chief Financial Officer of the Company. Mr. Watson, 46, has been President of the Company since January 2008. Mr. Watson has over 23 years of manufacturing experience supporting a variety of industries and markets. Mr. Watson started his career as an engineer in the power transmission industry with Fasco Gearmotors, a vertically integrated design and manufacturing company producing gear-motors, linear actuators and the supporting electronic controls.  Mr. Watson held several engineering and managerial positions until leading the organization as General Manager from 1999 to 2001.  In 2001, Mr. Watson joined Joslyn Sunbank and led the company as President until 2008.  Mr. Watson earned a Bachelor of Science Degree in Mechanical Engineering from the University of Missouri.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date:  September 25, 2009

/s/ Jimmy Wang

Jimmy Wang, Chief Executive Officer